Exhibit 4.7

SUPPLEMENTAL INDENTURE NO. 17

Supplemental Indenture No. 17 (this “Supplemental Indenture”), dated as of December 14, 2010, among Realogy Corporation, a Delaware corporation (the “Issuer”), each of the guarantors listed on Schedule I hereto (the “Guarantors”) and The Bank of New York Mellon (formerly known as The Bank of New York), as successor trustee to Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 10, 2007, as supplemented, pursuant to which the Issuer has issued its 10.50% Senior Notes due 2014 (the “Notes”) and the Guarantors have provided guarantees (the Notes together with such guarantees, the “Securities”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions, the Issuer and the Trustee may amend or supplement the Indenture and the Securities with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange for, Notes) (“Requisite Consent”);

WHEREAS, the Issuer has distributed a confidential offering memorandum, dated November 30, 2010, as supplemented (the “Offering Memorandum”), and related Letter of Transmittal and Consent, dated November 30, 2010, as supplemented, to eligible holders of the Notes in connection with the Proposed Amendments (as defined in the Offering Memorandum) to the Indenture as described in the Offering Memorandum;

WHEREAS, the Requisite Consent to the Proposed Amendments to the provisions of the Indenture have been received by the Issuer and the Trustee and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof; and

WHEREAS, the Board of Directors of the Issuer and the Boards of Directors or Boards of Managers of the Guarantors have authorized and approved the execution and delivery of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS AND WAIVERS

Section 1.1 Amendments to Indenture. The following Sections of the Indenture and any corresponding provisions in the Notes are hereby amended as follows:

(i)	The Indenture is hereby amended to delete Section 4.03 (Reports and Other Information), Section 4.05 (Taxes), Section 4.07 (Limitation on Restricted Payments), Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries), Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock), Section 4.10 (Asset Sales), Section 4.11 (Transactions with Affiliates), Section 4.12 (Liens), Section 4.13 (Corporate Existence), Section 4.14 (Offer to Repurchase Upon Change of Control), Section 4.15 (Future Note Guarantors), and paragraph (4) of Section 5.01(a) (Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets);

(ii)	The failure to comply with the terms of any of the Sections of the Indenture set forth in clause (i) above shall no longer constitute a Default or an Event of Default under the Indenture and shall no longer have any other consequence under the Indenture;

(iii)	Section 6.01(a) (Events of Default) of the Indenture is hereby amended to delete paragraphs (4), (5) and (8) in their entirety and all references thereto contained in Section 6.01 and elsewhere in the Indenture in their entirety, and the occurrence of the events described in paragraphs (4), (5), and (8) of Section 6.01(a) shall no longer constitute Events of Default;

(iv)	All definitions set forth in Sections 1.01 and 1.02 of the Indenture that relate to defined terms used solely in sections deleted by this Supplemental Indenture are hereby deleted in their entirety;

(v)	All references to Sections of the Indenture amended by this Supplemental Indenture shall mean such Sections as amended by this Supplemental Indenture; and

(vi)	All references to Sections of the Indenture deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety.

ARTICLE II

MISCELLANEOUS

Section 2.1 Ratification of Indenture; Supplemental Indenture Part of Indenture; Operative Date.

(i)	Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.

(ii)	The Notes include certain of the foregoing provisions from the Indenture. Upon the operative date of this Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.

(iii)	Notwithstanding an earlier execution date, the provisions of this Supplemental Indenture shall not become operative until the time and date upon which the Issuer delivers the New Notes (as such term is defined in the Offering Memorandum) to all holders who have validly delivered and not validly revoked Consents (as such term is defined in the Offering Memorandum) pursuant to the terms of the Offering Memorandum.

Section 2.2 Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.3 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.4 Counterparts/Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.5 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.6 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

Section 2.7 Successors. All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind its Successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.8 Validity; Enforceability. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

THE BANK OF NEW YORK MELLON (formerly known as THE BANK OF NEW YORK), as Trustee

By:	/s/ Raymond K. O’Neil
Name:	Raymond K. O’Neil
Title:	Senior Associate

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Chief Financial Officer

DOMUS HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Chief Financial Officer

CARTUS CORPORATION
CDRE TM LLC
NRT INSURANCE AGENCY, INC.
REALOGY OPERATIONS LLC
REALOGY SERVICES GROUP LLC
REALOGY SERVICES VENTURE PARTNER LLC
SOTHEBY’S INTERNATIONAL REALTY LICENSEE LLC
WREM, INC.

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Chief Financial Officer

CARTUS ASSET RECOVERY CORPORATION
CARTUS PARTNER CORPORATION
FEDSTATE STRATEGIC CONSULTING, INCORPORATED
LAKECREST TITLE, LLC
NRT PHILADELPHIA LLC
PRIMACY RELOCATION, LLC

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President & Treasurer

AMERICAN TITLE COMPANY OF HOUSTON
ATCOH HOLDING COMPANY
BURNET TITLE LLC
BURNET TITLE HOLDING LLC
BURROW ESCROW SERVICES, INC.
CORNERSTONE TITLE COMPANY
EQUITY TITLE COMPANY
EQUITY TITLE MESSENGER SERVICE HOLDING LLC
FIRST CALIFORNIA ESCROW CORPORATION
FRANCHISE SETTLEMENT SERVICES LLC
GUARDIAN HOLDING COMPANY
GUARDIAN TITLE AGENCY, LLC
GUARDIAN TITLE COMPANY
GULF SOUTH SETTLEMENT SERVICES, LLC
KEYSTONE CLOSING SERVICES LLC
MARKET STREET SETTLEMENT GROUP LLC
MID-ATLANTIC SETTLEMENT SERVICES LLC
NATIONAL COORDINATION ALLIANCE LLC
NRT SETTLEMENT SERVICES OF MISSOURI LLC
NRT SETTLEMENT SERVICES OF TEXAS LLC
PROCESSING SOLUTIONS LLC
SECURED LAND TRANSFERS LLC
ST. JOE TITLE SERVICES LLC
TAW HOLDING INC.
TEXAS AMERICAN TITLE COMPANY
TITLE RESOURCE GROUP AFFILIATES HOLDINGS LLC
TITLE RESOURCE GROUP HOLDINGS LLC
TITLE RESOURCE GROUP LLC
TITLE RESOURCE GROUP SERVICES LLC
TITLE RESOURCES INCORPORATED
TRG SERVICES, ESCROW, INC.
TRG SETTLEMENT SERVICES, LLP
WAYDAN TITLE, INC.
WEST COAST ESCROW COMPANY

By:	/s/ Thomas N. Rispoli
Name:	Thomas N. Rispoli
Title:	Chief Financial Officer

BETTER HOMES AND GARDENS REAL ESTATE LLC
BETTER HOMES AND GARDENS REAL ESTATE LICENSEE LLC
CENTURY 21 REAL ESTATE LLC
CGRN, INC.
COLDWELL BANKER LLC
COLDWELL BANKER REAL ESTATE LLC
ERA FRANCHISE SYSTEMS LLC
GLOBAL CLIENT SOLUTIONS LLC
ONCOR INTERNATIONAL LLC
REALOGY FRANCHISE GROUP LLC
REALOGY GLOBAL SERVICES LLC
REALOGY LICENSING LLC
SOTHEBY’S INTERNATIONAL REALTY AFFILIATES LLC
WORLD REAL ESTATE MARKETING LLC

By:	/s/ Andrew G. Napurano
Name:	Andrew G. Napurano
Title:	Chief Financial Officer

FSA MEMBERSHIP SERVICES, LLC

By:	/s/ Marilyn J. Wasser
Name:	Marilyn J. Wasser
Title:	Executive Vice President

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ALPHA REFERRAL NETWORK LLC
ASSOCIATED CLIENT REFERRAL LLC
BURGDORFF LLC
BURGDORFF REFERRAL ASSOCIATES LLC
BURNET REALTY LLC
CAREER DEVELOPMENT CENTER, LLC
COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES LLC
COLDWELL BANKER PACIFIC PROPERTIES LLC
COLDWELL BANKER REAL ESTATE SERVICES LLC
COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY
COLDWELL BANKER RESIDENTIAL BROKERAGE LLC
COLDWELL BANKER RESIDENTIAL REAL ESTATE LLC
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.
COLORADO COMMERCIAL, LLC
HOME REFERRAL NETWORK LLC
JACK GAUGHEN LLC
NRT ARIZONA LLC
NRT ARIZONA COMMERCIAL LLC
NRT ARIZONA REFERRAL LLC
NRT COLORADO LLC
NRT COLUMBUS LLC
NRT COMMERCIAL LLC
NRT COMMERCIAL UTAH LLC
NRT DEVELOPMENT ADVISORS LLC
NRT DEVONSHIRE LLC
NRT HAWAII REFERRAL, LLC
NRT LLC
NRT MID-ATLANTIC LLC

By:	/s/ Kevin R. Greene
Name:	Kevin R. Greene
Title:	Chief Financial Officer

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NRT MISSOURI LLC
NRT MISSOURI REFERRAL NETWORK LLC
NRT NEW ENGLAND LLC
NRT NEW YORK LLC
NRT NORTHFORK LLC
NRT PITTSBURGH LLC
NRT REFERRAL NETWORK LLC
NRT RELOCATION LLC
NRT REOEXPERTS LLC
NRT SUNSHINE INC.
NRT TEXAS LLC
NRT UTAH LLC
REAL ESTATE REFERRAL LLC
REAL ESTATE REFERRALS LLC
REAL ESTATE SERVICES LLC
REFERRAL ASSOCIATES OF NEW ENGLAND LLC
REFERRAL NETWORK, LLC
REFERRAL NETWORK PLUS, INC.
SOTHEBY’S INTERNATIONAL REALTY, INC.
SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY, LLC
THE SUNSHINE GROUP (FLORIDA) LTD. CORP.
THE SUNSHINE GROUP, LTD.
VALLEY OF CALIFORNIA, INC.

By:	/s/ Kevin R. Greene
Name:	Kevin R. Greene
Title:	Chief Financial Officer

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Schedule I

GUARANTORS

Name of Entity	Jurisdiction	Type of Organization
I. California
Burrow Escrow Services, Inc.	CA	corporation
Coldwell Banker Residential Brokerage Company	CA	corporation
Coldwell Banker Residential Referral Network	CA	corporation
Cornerstone Title Company	CA	corporation
Equity Title Company	CA	corporation
Guardian Title Company	CA	corporation
Referral Network Plus, Inc.	CA	corporation
Valley of California, Inc.	CA	corporation
West Coast Escrow Company	CA	corporation
Coldwell Banker Real Estate LLC	CA	limited liability company
Coldwell Banker Residential Real Estate LLC	CA	limited liability company
National Coordination Alliance LLC	CA	limited liability company
Realogy Operations LLC	CA	limited liability company
II. Delaware
Cartus Asset Recovery Corporation	DE	corporation
Cartus Corporation	DE	corporation
Cartus Partner Corporation	DE	corporation
CGRN, Inc.	DE	corporation
Domus Holdings Corp.	DE	corporation
FedState Strategic Consulting, Incorporated	DE	corporation
First California Escrow Corporation	DE	corporation
Guardian Holding Company	DE	corporation
NRT Sunshine Inc.	DE	corporation
Title Resources Incorporated	DE	corporation
TRG Services, Escrow, Inc.	DE	corporation
WREM, Inc.	DE	corporation
Associated Client Referral LLC	DE	limited liability company
Better Homes and Gardens Real Estate Licensee LLC	DE	limited liability company
Better Homes and Gardens Real Estate LLC	DE	limited liability company
Burgdorff LLC	DE	limited liability company
Burgdorff Referral Associates LLC	DE	limited liability company
Career Development Center, LLC	DE	limited liability company
CDRE TM LLC	DE	limited liability company
Century 21 Real Estate LLC	DE	limited liability company
Coldwell Banker LLC	DE	limited liability company
Coldwell Banker Real Estate Services LLC	DE	limited liability company

Name of Entity	Jurisdiction	Type of Organization
Coldwell Banker Residential Brokerage LLC	DE	limited liability company
Equity Title Messenger Service Holding LLC	DE	limited liability company
ERA Franchise Systems LLC	DE	limited liability company
Franchise Settlement Services LLC	DE	limited liability company
FSA Membership Services, LLC	DE	limited liability company
Global Client Solutions LLC	DE	limited liability company
Gulf South Settlement Services, LLC	DE	limited liability company
Jack Gaughen LLC	DE	limited liability company
Keystone Closing Services LLC	DE	limited liability company
NRT Arizona Commercial LLC	DE	limited liability company
NRT Arizona LLC	DE	limited liability company
NRT Arizona Referral LLC	DE	limited liability company
NRT Columbus LLC	DE	limited liability company
NRT Commercial LLC	DE	limited liability company
NRT Commercial Utah LLC	DE	limited liability company
NRT Development Advisors LLC	DE	limited liability company
NRT Devonshire LLC	DE	limited liability company
NRT Hawaii Referral, LLC	DE	limited liability company
NRT LLC	DE	limited liability company
NRT Mid-Atlantic LLC	DE	limited liability company
NRT Missouri LLC	DE	limited liability company
NRT Missouri Referral Network LLC	DE	limited liability company
NRT New England LLC	DE	limited liability company
NRT New York LLC	DE	limited liability company
NRT Northfork LLC	DE	limited liability company
NRT Philadelphia LLC	DE	limited liability company
NRT Pittsburgh LLC	DE	limited liability company
NRT Referral Network LLC	DE	limited liability company
NRT Relocation LLC	DE	limited liability company
NRT REOExperts LLC	DE	limited liability company
NRT Settlement Services of Missouri LLC	DE	limited liability company
NRT Settlement Services of Texas LLC	DE	limited liability company
NRT Utah LLC	DE	limited liability company
ONCOR International LLC	DE	limited liability company
Real Estate Referral LLC	DE	limited liability company
Real Estate Referrals LLC	DE	limited liability company
Real Estate Services LLC	DE	limited liability company
Realogy Franchise Group LLC	DE	limited liability company
Realogy Global Services LLC	DE	limited liability company
Realogy Licensing LLC	DE	limited liability company
Realogy Services Group LLC	DE	limited liability company
Realogy Services Venture Partner LLC	DE	limited liability company
Secured Land Transfers LLC	DE	limited liability company
Sotheby’s International Realty Affiliates LLC	DE	limited liability company

Name of Entity	Jurisdiction	Type of Organization
Sotheby’s International Realty Licensee LLC	DE	limited liability company
Sotheby’s International Realty Referral Company, LLC	DE	limited liability company
Title Resource Group Affiliates Holdings LLC	DE	limited liability company
Title Resource Group Holdings LLC	DE	limited liability company
Title Resource Group LLC	DE	limited liability company
Title Resource Group Services LLC	DE	limited liability company
World Real Estate Marketing LLC	DE	limited liability company
III. Massachusetts
NRT Insurance Agency, Inc.	MA	corporation
Referral Associates of New England LLC	MA	limited liability company
IV. New York
The Sunshine Group, Ltd.	NY	corporation
V. Texas
American Title Company of Houston	TX	corporation
ATCOH Holding Company	TX	corporation
TAW Holding Inc.	TX	corporation
Texas American Title Company	TX	corporation
Waydan Title, Inc.	TX	corporation
Alpha Referral Network LLC	TX	limited liability company
NRT Texas LLC	TX	limited liability company
Processing Solutions LLC	TX	limited liability company
VI. Colorado
Colorado Commercial, LLC	CO	limited liability company
Guardian Title Agency, LLC	CO	limited liability company
NRT Colorado LLC	CO	limited liability company
Referral Network, LLC	CO	limited liability company
VII. Florida
St. Joe Title Services LLC	FL	limited liability company
The Sunshine Group (Florida) Ltd. Corp.	FL	corporation
VIII. Hawaii
Coldwell Banker Commercial Pacific Properties LLC	Hawaii	limited liability company
Coldwell Banker Pacific Properties LLC	Hawaii	limited liability company
IX. Maryland
Mid-Atlantic Settlement Services LLC	MD	limited liability company
X. Michigan
Sotheby’s International Realty, Inc.	MI	corporation
XI. Minnesota
Burnet Realty LLC	MN	limited liability company
Burnet Title LLC	MN	limited liability company
Burnet Title Holding LLC	MN	limited liability company
Home Referral Network LLC	MN	limited liability company

Name of Entity	Jurisdiction	Type of Organization
XII. New Hampshire
Market Street Settlement Group LLC	NH	limited liability company
XIII. Pennsylvania
Coldwell Banker Residential Referral Network, Inc.	PA	corporation
TRG Settlement Services, LLP	PA	limited liability partnership
XIV. Tennessee
Lakecrest Title, LLC	TN	limited liability company
Primacy Relocation, LLC	TN	limited liability company

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